SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                           Current Report Pursuant to
                             Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 17, 2000



                           WESTELL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)





                               0-27266 36-3154957
        (Commission File Number) (I.R.S. Employer Identification Number)



                 750 North Commons Drive, Aurora, Illinois 60504
               (Address of principal executive offices) (Zip Code)



                                 (630) 898-2500
              (Registrant's telephone number, including area code)



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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

     Westell Technologies, Inc. ("Westell") acquired Teltrend Inc. ("Teltrend") on March 17, 2000, pursuant to an Agreement and Plan of Merger dated December 13, 1999, among Westell, Teltrend and Theta Acquisition Corp., a wholly owned subsidiary of Westell. The acquisition was effected through a merger of Theta Acquisition Corp. into Teltrend, with Teltrend surviving the merger as a wholly owned subsidiary of Westell.

     Prior to the merger, Teltrend's common stock was publicly traded. In the merger, each outstanding share of Teltrend common stock was converted into the right to receive 3.3 shares of Westell's Class A Common Stock. As a result, Westell issued an aggregate of 22,621,747 shares of Class A Common Stock to the Teltrend stockholders. The 3.3 exchange ratio was determined by an arms-length negotiation between Westell and Teltrend. The shares of Westell Class A Common Stock issued to the Teltrend stockholders were issued pursuant to Westell's Registration Statement on Form S-4.

     Prior to the merger, Teltrend's business consisted of the design, manufacture and marketing a broad range of telecommunications and data communications products used by businesses and telephone companies to provide voice and data services. Westell intends to integrate the business conducted by Teltrend with its own operations.

 ITEM 7.      Financial Statements and Exhibits.

     (a)      Financial Statements of business acquired:

              Financial statements of Teltrend required to be filed with this report will be filed by way of an amendment to this Form 8-K within sixty (60) days of the due date of this report (i.e., by May 31, 2000)

     (b)      Pro forma financial information:

              Pro forma financial information required to be filed with this report will be filed by way of an amendment to this Form 8-K within sixty (60) days of the due date of this report (i.e., by May 31, 2000)

     (c)      Exhibits:

              (2) Agreement and Plan of Merger, dated December 13, 1999, among Teltrend Inc., Westell Technologies Inc. and Theta Acquisition Corp. (incorporated herein by reference to Exhibit 99.2 to Westell Technologies, Inc.'s Current Report on Form 8-K filed December 17,
              1999)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 WESTELL TECHNOLOGIES, INC.



                                                 By:  /s/ Nicholas Hindman
                                                     ---------------------------
                                                         Nicholas Hindman
                                                         Chief Financial Officer

Dated: March 30, 2000